SUB-ITEM 77I

MFS Mid Cap Value Fund (the "Fund"), a series of MFS Series Trust XI (the "Trust"), established a new class of shares, Class R5 Shares, effective January 14, 2013, as described in the Fund's prospectus contained in Post-Effective Amendment No. 35 to the Registration Statement of the Trust (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2013, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.